SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (“Agreement”) is made and entered into as of November 25, 2013 by and between Global Arena Holding Inc. (“Global”), a Delaware Corporation with its principal place of business located at  555 Madison Avenue, 12th Floor, New York, New York, Global Arena Investment Management, LLC (GAIM), a New York Limited Liability Corporation with its principal place of business located at 555 Madison Avenue, 12th Floor, New York, New York, and FireRock Capital Inc. (“FireRock”), a New York Corporation with its principal place of business located at  1040 First Avenue, Suite 190, New York, New York.

WITNESSETH:

WHEREAS, this Agreement is being executed to settle all claims that have been made or could have been made by either party to this Agreement:

WHEREAS, Global, GAIM and FireRock entered into a Securities Purchase Agreement (“Security Purchase Agreement”) on December 31, 2012 whereby FireRock would purchase 714,286 shares (“Shares”) of Global and 25% membership interests (“Membership Interests”) in GAIM from Global for $250,000.00;

WHEREAS, the Security Purchase Agreement provided that FireRock would have an option to require Global to repurchase the Shares and Membership Interests;

WHEREAS, FireRock has demanded that Global repurchase the Shares and Membership Interests;

WHEREAS, Global wishes to repurchase the Shares and Membership Interests;

WHEREAS, as of the date of this Agreement, it has been disclosed to the FireRock and the FireRock is aware, that RVH Inc. held a promissory note (the “RVH Note”) that was, and at all times has remained, senior to the Promissory Note. The FireRock is aware that the RVH Note gave RVH Inc. the right to recover all sums due and owing to it before any other creditor or investor would be paid, including the FireRock;

WHEREAS, as of the date of this Agreement, it has been disclosed to the FireRock and the FireRock is aware that the RVH Note was secured by the assets of Global and that in the event of a default by Global, RVH Inc. had the right to convert the sums due and owing to it into shares of the Global, the effect of which may have been to provide RVH Inc. with control over the Global; and

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Incorporation of Recitals.  The above referenced recitals are specifically incorporated into this Agreement as an integral part hereof, are true and accurate in all respects and are intended to bind the parties hereto. For the avoidance of doubt, Recitals are not merely a statement of intention but are intended to be operative provisions of this Agreement.

2.

Integrated Document.  It is the intention of the parties hereto that this  Agreement and any exhibits and/or schedules shall be read as and considered to be an integrated document, setting forth the entire agreement of the parties hereto with respect to its subject matter.   There are no other terms, conditions, promises, understandings, statements or representations, express or implied, concerning this Agreement. All prior and contemporaneous oral and written communications and negotiations shall be deemed merged into this Agreement.

3.

Repurchase of Shares and Membership Interests.  On or before December 26, 2013 Global or a third party (“Designee”) as designated by Global, shall deliver the sum of $250,000.00 (“Sum”) to Hinman, Howard & Kattell, LLP, LLP as attorneys for FireRock, located at 185 Madison Ave, 7th Floor, New York, New York 10016.  Such Sum shall be payable to FireRock Capital Inc. and in either a bank certified check or money order.  Upon receipt of such sum, FireRock shall transfer its interest in 714,286 Shares of Global and 25% Membership Interests of GAIM to Global or the Designee.   Furthermore, upon the receipt of such sum, FireRock shall deliver the promissory and convertible note, described in Section 4 below, to Global with it being marked as paid.

4.

Promissory and Convertible Note.

a.

Contemporaneously with the execution of this Agreement, Global shall execute a promissory and convertible note (“Note”, a copy of which is annexed hereto as Schedule A) in favor of FireRock.

b.

Note shall be in the amount of  $250,000.00, plus interest thereon at nine (9) percent from the date of this Agreement.

c.

Upon such default and the notice to cure, as described in Section 8 and 9 below, FireRock shall be entitled to commence litigation based upon this Agreement and/or the Note against Global.

d.

In the event, Global or its Designee repurchases the Shares and Membership Interests from FireRock pursuant to Section 3 above, FireRock shall deliver the Note to Global with it being marked as paid and shall have no interest or right to enforce the Note against Global.

e.

Global understands and agrees that upon default under the terms of this Agreement, FireRock will incur damages of not less than the amount due and owing under the Note, and thereby, any action by FireRock to recover any amounts due and owing under the Note shall not be construed as a demand to repurchase the Shares and Membership Interests.  Furthermore, upon default under the terms of this Agreement, Global waives and forfeits any and all rights to acquire or repurchase the Shares and Membership Interests from FireRock, notwithstanding any continuing obligations to FireRock under the Note.

5.

Withdrawal of Demand Letter.   Upon the execution and delivery of this Agreement and the Note, FireRock agrees to withdraw and rescind the demand letter sent to Global on November 12, 2013.

6.

Global and GAIM’s Representations and Warranties.

a.

Global and GAIM represent that they have the authority to consummate the transaction and comply with all of its obligations, representations and warranties contained in this Agreement.

b.

Global represents it has the power and authority to execute the Note as set forth in Section 4 above.

c.

Global represents that its board of directors approved this Agreement and the execution of the Note in favor of FireRock.

d.

Global represents that in the event that it designates the Designee to complete the repurchase as described in Section 3, that Designee has the authority to enter into the transaction set forth in Section 3 and that such repurchase shall not violate any applicable federal, state or local law, statute and/or regulation.

e.

Global and GAIM represent that they will file all necessary documents with the appropriate federal, state, and local authority or regulators in connection with this Agreement and the Note.

7.

FireRock’s Representation and Warranties.

a.

FireRock represents that it has the authority to comply with all of its obligations, representations and warranties contained in this Agreement.

b.

FireRock represents that it has good and valid title to the Shares and Membership Interests, free and clear of all liens, encumbrances, security interests, claims, restrictive agreements, transfer restrictions and the like of any kind or nature; and has the right to transfer the Shares to Global or the Designee.

8.

Events of Default.    An event of default shall occur if any of the following events shall occur:

a.

Global or its Designee fails to remit the sum of  $250,000.00 to FireRock on or before December 26, 2013.

b.

Any material representations or warranty made by the Global or GAIM in this Agreement are false.

c.

Default by Global or its Designee in the observance or performance of any of the covenants or agreements contained in this Agreement.  Any of the documents or checks executed and delivered in connection herewith shall for any reason cease to be valid or in full force and effect.

9.

Notice to Cure.  In the event of a default as described in Section 8, FireRock, at its sole discretion and after three (3) business days after providing written notice to Global, may commence an action against Global based upon this Agreement and/or the Note in the amount of $250,000.00, plus interest thereon at nine (9) percent from the date of this Agreement.

10.

Forfeiture of Shares and Membership Interests.  In the event of a default pursuant to Section 8 and Global fails to cure the default as set forth in Section 9, the following shall occur:

a.

Global shall forfeit and waive any and all rights, interests, or claims it may have to acquire or repurchase the Shares and Membership Interests from FireRock;

b.

Global and GAIM shall forfeit and waive any and all rights, interests, or claims in the Shares and Membership Interests; and

c.

FireRock shall have all ownership rights and interests to the Shares and Membership Interests, notwithstanding any continuing obligations to FireRock under the Note.

11.

Mutual Releases.

a.

Only if Global complies and satisfies Section 3 or any and all default under this Agreement is cured by Global as set forth in Section 9, FireRock, shall remise, release, acquit, satisfy, forever discharge, and by these presents for its trustees, guardians, administrators, agents, representatives, successors, and assigns forever release Global and GAIM, their present and former parents, subsidiaries, affiliates, related entities, employees, officers, directors, agents, representatives, predecessors, heirs, successors, attorneys and assigns, from and against any and all manner of action and actions, cause and causes of action, charges, suits, rights, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, obligations, liabilities, and demands of any kind or nature whatsoever, at law or in equity, which it may have had, claim to have had, now has, or which its heirs, executors, administrators, successors, or assigns hereafter can, shall, or may have for, upon , or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of this Agreement.

b.

Global and GAIM, for and in consideration of FireRock entering into this Agreement, does remise, release, acquit, satisfy, forever discharge, and by these presents for its trustees, guardians, administrators, agents, representatives, successors, and assigns forever release FireRock, their present and former parents, subsidiaries, affiliates, related entities, employees, officers, directors, agents, representatives, predecessors, heirs, successors, attorneys and assigns, from and against any and all manner of action and actions, cause and causes of action, charges, suits, rights, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, obligations, liabilities, and demands of any kind or nature whatsoever, at law or in equity, which it may have had, claim to have had, now has, or which its heirs, executors, administrators, successors, or assigns hereafter can, shall, or may have for, upon , or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of this Agreement.

12.

Assignment.  The parties may not assign this Agreement or any rights or obligations hereunder, except as provided in Section 3, by operation or law or otherwise without prior written consent of the party.

13.

Superseding Clause. This Agreement supersedes any and all other agreements, and/or resolutions dealing with the purchase and repurchase of the Shares and Membership Interest.

14.

Miscellaneous Provisions.

a. Notices. All demands, notices, and other communications to be give hereunder, if any, shall be in writing and shall be sufficient for all purpose if personally delivered, sent by facsimile, sent by nationally recognized courier service, or if sent by registered or certified United States mail, return receipt requested, postage prepaid, and addressed to the respective party at the postal address set forth below or to such other address or addresses as such party may hereafter designate in writing to the other party as herein provided. The present addresses of the parties hereto are as follows:

If to Global:

Global Arena Holding Inc.

Attention: John Matthews

555 Madison Ave, 12th Floor

New York, New York 10018

If to FireRock:

Hinman, Howard & Kattell, LLP

Attention: Lawrence S. Han

185 Madison Ave, 7th Floor New York, NY 10001

If personally delivered, notice under this Agreement shall be deemed to have been given and received and shall be effective when personally delivered. Notice by facsimile and nationally recognized courier service shall be deemed to have been given when received. Notice by mail shall be deemed effective and complete two (2) days after deposit in the United States mail.

b.

Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, legal representatives, successors, and assigns.

c.

Entire Agreement. This Agreement contains the entire agreement between the parties. No promise, representation, warranty, or covenant not included in this Agreement has been or is relied upon by either party.

d.

Amendment.  This Agreement may not be amended except in a writing signed by the parties hereto.

e.

Interpretation. Unless otherwise provided, all terms shall have the meaning given them in the ordinary English usage and as customarily used. Words in any gender shall include both other genders. Whenever the context requires, the singular shall include the plural, the plural shall include the singular, and the whole shall include any part thereof.

f.

Severability.

If any provision of this Agreement is found or declared to be invalid or unenforceable by any arbitrator, court, or other competent authority having jurisdiction, such finding or declaration shall not invalidate any other provision hereof and this Agreement shall thereafter continue in full force and effect except that such invalid or unenforceable provision, and (if necessary) other provisions hereof, shall be reformed by such arbitrator, court, or other competent authority so as to effect insofar as is practicable, the intention of the parties set forth in this Agreement, provided that if such arbitrator, court, or other competent authority is unable or unwilling to effect such reformation, the invalid or unenforceable provision shall be deemed deleted to the same extent as if it had never existed.

g.

Headings. The paragraph and other headings contained in this Agreement are for purposes of reference only shall not limit, expand, or otherwise affect the construction of any of the provisions of this Agreement.

h.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which shall together constitute one and the same instrument.

i.

Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the state of New York, without regard to its conflicts of laws rules. Promisor waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default and enforcement of the Note and Agreement.  The parties hereby irrevocably acknowledge and agree that any legal action, suit, proceeding or counterclaim arising out of, or in connection with, this Note and Agreement or the transactions contemplated hereby, or disputes relating thereto (whether for breach of contract, tortious conduct or otherwise) shall be brought exclusively in the United States District Court for the Southern District of New York or in the State courts of New York located in New York County.  The parties hereby irrevocably accept and submit to the exclusive jurisdiction and venue of such courts in personam, with respect to any such action, suit, proceeding or counterclaim, and waive any claim that such forum is inconvenient or any similar claim.

j.

Attorneys’ Fees.  In the event that FireRock has to bring suit to enforce Global’s obligations under this Agreement and/or the Note, Global shall pay FireRock all of its reasonable attorneys’ fees incurred in enforcing its rights under this Agreement and/or the Note.

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k.

Counterparts; Electronic Signature.  More than one counterpart of this Agreement may be executed by any of the parties hereto, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement.  This Agreement and any other document to be executed and delivered in connection herewith may be executed and delivered by facsimile or other electronic transmission, and any document delivered in such a manner shall be binding as though an original thereof had been executed and delivered.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

GLOBAL ARENA HOLDING INC.		FIREROCK CAPITAL INC.

By:	Joshua Winkler Chief Executive Officer.	Seth Fireman President

GLOBAL ARENA INVESTMENT MANAGEMENT, LLC.

By:	Brian J. Hagerman President

SCHEDULE A

PROMISSORY NOTE

Original Date of Issuance:  November 21, 2013

Aggregate Principal:  $250,000

FOR VALUE RECEIVED, the undersigned, Global Arena Holding, Inc. (“Promisor”) hereby promises to pay FireRock Capital Inc. (the "Promisee"), the aggregate principal sum of two hundred and fifty thousand dollars ($250,000.00).  The principal amount of this note (the “Note”) shall be due and payable on December 31, 2013 (“Maturity Date”).  Interest on the unpaid principal balance shall accrue at the rate of nine percent (9%) per annum, compounded quarterly, from the date of issuance listed above.  All payments of interest and principal hereunder shall be made in U.S. currency.  Consideration for this promissory note was made on February 5, 2013.

1.

Conversion.

a.

Election to Convert.   Upon default of this note as hereinafter defined, Promisee, or if the Note shall have been transferred prior to payment or conversion, the holder thereof, may, at its option exercisable by written notice to Promisor, in accordance with this Agreement (the “Conversion Notice”), at any time prior to payment in full hereof, elect to convert the entire outstanding principal amount of the Note plus all accrued interest thereon through and including the conversion date into shares of the common stock of the Promisor, at the less of thirty-five cents ($0.35) per share or 10% discount to the market value the day prior to the date of conversion (subject to proportionate adjustment in the event of any stock splits, stock dividends or other recapitalization of the Common Stock occurring prior to such conversion date).  The notice of conversion shall be in the form substantially as set forth on Schedule B.

b.

Delivery of Conversion Shares.

The Capital Stock issued on conversion of the Note shall be delivered as follows: As promptly as practicable after conversion, Promisor shall deliver to the Promisee, or if the Note shall have been transferred prior to payment or conversion, the holder thereof, or to such person or persons as are designated by the Promisee or such holder of the Note in the Conversion Notice, a certificate or certificates representing the number of shares of Capital Stock into which the Note or portion thereof is to be converted in such name or names as are specified in the Conversion Notice, rounded to the nearest whole share. Such conversion shall be deemed to have been effected at the close of business on the date when this Note shall have been surrendered to Promisor for conversion, so that the person entitled to receive such Conversion Shares shall be treated for all purposes as having become the record holder of such Conversion Shares at such time.

In the event that less than the entire outstanding principal of the Note is converted hereunder pursuant to subsection (a) above, the Note shall not be surrendered for cancellation but shall have the fact and amount of conversion recorded on the face of this Note by writing acknowledged by the Promisee, or if the Note shall have been transferred prior to payment or conversion, the holder thereof, and Promisor. If less than the entire principal balance of the Note is converted, the amount of principal converted shall be reduced to the nearest amount that results in no fractional shares.

c.

Reservation of Shares. Promisor agrees that, during the period within which the Note may be converted, Promisor will at all times have authorized and in reserve, and will keep available solely for delivery upon the conversion of the Note, Capital Stock and other securities and properties as from time to time shall be receivable upon the conversion of this Note, free and clear of all restrictions on issuance, sale or transfer other that those imposed by law and free and clear of all pre-emptive rights. Promisor agrees that the Conversion Shares shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and Promisor will take all such action as may be necessary to assure that the stated value or par value per share of the Conversion Shares is at all times equal to or less than the Conversion Price.

2.

Prepayment.

The Note may be prepaid in whole or in part on five (5) days’ written notice.

3.

Default.  Promissor shall be in default under this Note if:

a.

Promissor fails to make payment due hereunder by the Maturity Date;

b.

Promissor defaults under any term or condition of this Note or under the Settlement Agreement dated November 21, 2013 entered by and between the parties hereto; and/or

c.

Promissor files a petition under the Federal Bankruptcy Laws or Promissor has an involuntary petition filed against it and fails to have that petition dismissed within sixty days from its filing.

4.

Choice of Law and Jurisdiction.  This Note shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of laws rules. Promisor waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default and enforcement of the Note.  The parties hereby irrevocably acknowledge and agree that any legal action, suit, proceeding or counterclaim arising out of, or in connection with, this Note or the transactions contemplated hereby, or disputes relating thereto (whether for breach of contract, tortious conduct or otherwise) shall be brought exclusively in the United States District Court for the Southern District of New York or in the State courts of New York located in New York County.  The parties hereby irrevocably accept and submit to the exclusive jurisdiction and venue of such courts in personam, with respect to any such action, suit, proceeding or counterclaim, and waive any claim that such forum is inconvenient or any similar claim.

5.

Assignment or Transfer of Rights.  The Note and all rights thereunder are freely transferable by the holder thereof, subject to compliance with applicable state and federal securities laws.  Any such assignment or transfer of rights under the Note must be promptly reported the Promisor.

6.

Modification.

This Note may not be changed, amended or modified except by agreement in writing signed by Promisor and the Promisee.  Notwithstanding anything to the contrary in this paragraph, the parties may orally agree to modify the Maturity Date of this Note.

7.

Obligations Binding on Successors.

Except as otherwise provided in this Note, all of the covenants, conditions, and provisions of this Note shall be binding upon the parties hereto and their respective heirs, personal representatives executors, administrators, successors, and assigns.

8.

Costs of Default.  Should the Promisor default in payment, the Promisor shall pay all costs, expenses and all reasonable legal costs incurred by the Promisee, for the purpose of collection of this Promissory Note and including reasonable collection charges should collection be referred to a collection agency. These costs will be added to the outstanding principal and will become immediately due.  In addition, the Promisee will have the option to convert any outstanding principal as stated in Item 1 of this note.

9.

Waiver.  The parties acknowledge that no breach of any provision of the Restated Note shall be deemed waived unless evidenced in writing. Notwithstanding anything to the contrary in this paragraph, the Promisee may orally modify and/or suspend the Maturity Date and orally waive any default created by the failure to pay all sums due on the Maturity Date.  Any such oral waiver shall be confirmed in writing by the parties in a reasonable amount of time after such oral waiver.   A waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision of the Note.

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10.

Counterparts. This Note may be executed in multiple counterparts, each of which is deemed to be an original, and all of which taken together shall constitute one and the same instrument.  This Agreement may be executed and delivered via facsimile machine or portable document format (PDF) by the parties hereto, which shall be deemed for all purposes as an original.

PROMISOR:

Global Arena Holding, Inc.

By: __________________________

       Joshua Winkler

       Chief Executive Officer

State of New York

County Of

On the

 day of November 2013, before me the undersigned personally came and appeared Joshua Winkler, to me known, who, being by me duly sworn, did depose and say that he is the Chief Executive Officer of Global Arena Holding Inc., the company described herein, and which executed the foregoing instrument, and that he signed his name hereto by order of the board of directors of the company.

Notary Public

SCHEDULE B

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Promissory Note)

TO:

   Global Arena Holding, Inc.

555 Madison Avenue, 12th Floor

New York, NY 10022

Attention: Joshua Winkler, Chief Executive Officer

The undersigned hereby irrevocably elects to exercise the right to convert in full the principal and all accrued interest of the Promissory Note issued by Global Arena Holding, Inc. on _________________________ and having a remaining principal amount of $___________ into __________ common shares of Global Arena Holding, Inc. at a conversion price of the lesser of either thirty-five cents ($0.35) per share or 10% discount to the market value the day prior to the date of conversion, pursuant to the terms of the Promissory Note as amended.

The undersigned agrees not to sell, pledge or otherwise transfer any of the shares obtained through the conversion of the Promissory Note, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or applicable state securities laws.

Signature:

______________________________

Name:

______________________________

EIN or social security no:

______________________________

Conversion Date:

______________________________

Please issue the common shares in the following name and to the following address:

Issue to:

Name:

___________________________

Address:

___________________________

___________________________

_________________________